UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) June 24, 2013

UCP HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor

New York, NY 10005

(Address of principal executive offices)

(212) 618-1312

(Registrant's telephone number, including area code)

Northridge Ventures Inc.

(Former name or former address, if changed since last report)

 Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2013, UCP Holdings, Inc. (formerly known as Northridge Ventures Inc.) (the “Company”) filed Articles of Merger with the Secretary of State of Nevada, pursuant to which the Company’s wholly-owned subsidiary, UCP Holdings, Inc. (formed solely for the purpose of effecting a change in the name of the Company), merged into the Company and the Company changed its name from Northridge Ventures Inc. to UCP Holdings, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2013, Andrew Grundman resigned as director of the Company, and Erdogan Cetin (as Chairman), Russell Covarrubia, Siva Pillarisetty, and Nicholas King were elected directors of the Company.

Erdogan Cetin, 30, has been Managing Member of Universe Capital Partners, LLC (“UCP”) (the Company’s majority shareholder) since April 2012 and Managing Member of UCP Multi Strategy Equity Fund, LLC since November 2012. From May 2003 to June 2010, Mr. Cetin was Chief Financial Officer of Toros Capital Partners, Ltd. in Istanbul, Turkey. From June 2010 to March 2011 Mr. Cetin was General Coordinator of SRM AS in Istanbul, Turkey. Mr. Cetin received an MBA and BA from Marmara University. Mr. Cetin’s experience as Managing Member of UCP qualifies him to serve on the Company’s board of directors.

Russell Covarrubia, 23, has been President and Chief Executive Officer of the Company since June 7, 2013. Mr. Covarrubia has been a Marine since October 2008. From June 2011 to August 2011, Mr. Covarrubia was with Curing Capital out of Atlanta, Georgia. From August 2011 to February 2012, Mr. Covarrubia was with AGS Capital, LLC, where he helped structure equity financings for public companies on major stock exchanges. From February 2012 to December 2013, he was at Lighthouse Capital Partners, where he became a partner and helped to revamp the company’s marketing and business strategies. Since December 2012, he has been with UCP, becoming Vice President, and where he began a marketing plan to high net-worth investors and institutional investors. Mr. Covarrubia’s financial experience and knowledge qualifies him to serve on the Company’s board of directors.

Siva Pillarisettym, 44, has been Secretary and Treasurer of the Company since June 7, 2013. Mr. Pillarisetty has been President of UCP and Chief Investment Officer of UCP Multi Strategy Equity Fund, LLC since January 2013. From March 1995 until January 2013, Mr. Pillarisetty was owner, President and Chairman of Pillar Mortgage Corp. a residential and commercial mortgage brokerage and from September 1993 until January 2013 he also owned and operated Pillar Consulting Group as a sole proprietor. Mr. Pillarisetty’s financial experience and knowledge qualifies him to serve on the Company’s board of directors.

Nicholas King, 49, is self-employed as a business consultant. Mr. King was Chief Executive Officer of Lethbridge King Capital, an investment bank in Australia, where he successfully raised capital for resources and IT companies, from January 2004 to June 2013. Mr. King was Chief Executive Officer of King Estates, a real estate company, from July 1993 to June 2013. Mr. King was Chief Executive Officer of Baycorp Capital Ltd., a public real estate development company in Australia, from January 2005 to December 2009, where he developed luxury properties on Sydney’s Lower North Shore. Mr. King received a Bachelor’s degree in business from the University of Western Sydney. Mr. King’s financial and business executive experience qualifies him to serve on the Company’s board of directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Articles of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	UCP Holdings, Inc.

/s/ Russell Covarrubia
Russell Covarrubia
Chief Executive Officer